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Exhibit 4.09

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE LAW OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR SUCH APPLICABLE STATE SECURITIES LAW COVERING THIS WARRANT AND/OR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HELPMATE ROBOTICS INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                             HELPMATE ROBOTICS INC.

                                     WARRANT

Date:

Warrant No.:

Number of Shares:

Holder:

Holder's Address:

         1. THIS CERTIFIES THAT, subject to the provisions of paragraph 14, the Holder is entitled to purchase from HELPMATE ROBOTICS INC., a Connecticut corporation (hereinafter called the "Company"), the number of shares (the "Warrant Shares") of the Company's common stock ("Common Stock") set forth above, at an exercise price equal to thirty three cents ($0.33) per Warrant Share.

         2. All rights granted under this Warrant shall expire on the fourth anniversary of the date of issuance of this Warrant.

         3. In the event the Company breaches its obligation to deliver irrevocable instructions to its transfer agent as required under Section 12, then, without limiting Holder's other rights and remedies, the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each 80,000 shares of common stock subject to this Warrant, with pro rata payments for shares in an amount less than 80,000.

         4. This Warrant and the Warrant Shares issuable on exercise of this Warrant may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") and any applicable state securities laws or if the Company has received from counsel to the Company a written opinion to the effect that such registration of the Warrant or the Warrant Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

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         5. The Holder of this warrant is entitled to certain registration rights under an Agreement dated of even date herewith (the "Subscription Agreement"). Upon each permitted transfer of this Warrant after the registration statement has been declared effective, the Company will within three business days file a supplement to the Registration Statement (as defined in the Subscription Agreement) to reflect the name(s) of the transferee(s) as a selling security holder under the Registration Statement.

         6. Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and
(iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

         7. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

         8. The Company covenants and agrees that all Warrant Shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

         9. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         10. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split (including the Reverse Split described in the Subscription Agreement), combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the percentage of the Company's outstanding common stock to be acquired upon exercise of this Warrant immediately after the occurrence of such event will be the same as the holder would have been able to acquire upon exercise immediately prior to the occurrence of such event. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         11. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate


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by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Warrant Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Warrant Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

         12. Within two business days following each receipt by the Company of the documents required to exercise all any part of this Warrant as provided in
Section 11, the Company shall deliver irrevocable instructions to its transfer agent (with a copy to Holder) to issue on an expedited basis certificates evidencing the Warrant Shares. Such certificates shall bear appropriate restrictive legends in accordance with applicable securities laws, but once the Registration Statement referred to in the Subscription Agreement has been declared effective, the Company will issue unlegended certificates representing the Warrant Shares which are sold pursuant to the Registration Statement.

         13. This Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to its conflicts of laws principles. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

         14. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS WARRANT SHALL NOT BE EFFECTIVE AND MAY NOT BE EXERCISED, NO WARRANT SHARES SHALL BE ISSUABLE PURSUANT HERETO, AND NO OTHER RIGHTS OR OBLIGATIONS OF THE COMPANY OR THE HOLDER SHALL EXIST UNDER THIS WARRANT UNLESS AND UNTIL THE AMENDMENT EFFECTIVENESS, AS DEFINED IN THE SUBSCRIPTION AGREEMENT.

IN WITNESS WHEREOF, HelpMate Robotics Inc. has caused this Warrant to be signed by its duly authorized officers and to be dated as of the date set forth above.

                                                 HELPMATE ROBOTICS INC.

By:
   -----------------------------------
                                                   Thomas K. Sweeny
                                                   President





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                               FORM OF ASSIGNMENT

                     TO BE EXECUTED BY THE REGISTERED HOLDER

                         TO TRANSFER THE WITHIN WARRANT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person(s) listed below the right to purchase that number of shares of Common Stock of HelpMate Robotics Inc. set forth below pursuant to the terms of the attached Warrant, together with all right, title and interest therein, with full power of substitution in the premises:

Name(s) of Assignee(s)    Address of Assignee(s)    Number of Shares Assigned


         And if said number of shares shall not be all of the shares represented by the attached Warrant, a new Warrant shall be issued in the name of the undersigned for the balance remaining of the shares represented by said Warrant.

Dated:
      -----------------------------

SIGNATURE OF INDIVIDUAL HOLDER:              SIGNATURE OF NON-INDIVIDUAL HOLDER:

                                                --------------------------------
----------------------------                 [Print Name of Holder Above]
[Print Name of Individual Holder Above]

                                                By
                                                  ----------------------------

                                                  Title:
                                                       -----------------------

Address:

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------------------------------------

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         NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever; signatures must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

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